FIRSTENERGY CORP.

                                       TO

                              THE BANK OF NEW YORK,
       (successor by merger to United States Trust Company of New York)

                     Trustee under the GPU, Inc. Indenture,
                          dated as of December 1, 2000

                     --------------------------------------

                             Supplemental Indenture

                       Providing for Succession By Merger

                     --------------------------------------

                          Dated as of November 7, 2001


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                             SUPPLEMENTAL INDENTURE
                             ----------------------


      SUPPLEMENTAL INDENTURE, dated as of November 7, 2001, between FIRSTENERGY CORP., a corporation of the State of Ohio, whose address is 76 South Main Street, Akron, Ohio 44308, (hereinafter sometimes called the Successor Company) and THE BANK OF NEW YORK (successor to United States Trust Company of New York), a corporation of the State of New York, whose address is 5 Penn Plaza, New York, New York 10001 (hereinafter sometimes called the Trustee), Trustee under the Indenture, dated as of December 1, 2000 (hereinafter called the Indenture), from GPU, INC., a corporation of the Commonwealth of Pennsylvania, whose address is 300 Madison Avenue, Morristown, New Jersey 07962 (hereinafter sometimes called the Predecessor Company), to United States Trust Company of New York, this Supplemental Indenture (hereinafter called the Supplemental Indenture) being supplemental thereto.

      WHEREAS, Effective June 26, 2001, The Bank of New York acquired all or substantially all of the corporate trust business of United States Trust Company of New York, and by virtue of the provisions of Section 912 of the Indenture, The Bank of New York became the successor Trustee under the Indenture, without the execution or filing of any paper or any further act on the part of any parties to the Indenture; and

      WHEREAS, the Predecessor Company has heretofore issued and the Trustee has heretofore authenticated and delivered, in accordance with the provisions of the Indenture, $300,000,000 principal amount of 7.70% Debentures, Series A due 2005; and

      WHEREAS, Article Eleven of the Indenture provides upon any merger of the Predecessor Company into any other entity (herein sometimes called a Merger), for the execution and delivery to the Trustee by the successor corporation of a supplemental indenture whereby the successor corporation shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Securities issued under the Indenture and the performance and observance of every covenant and obligation under the Indenture on the part of the Company to be performed or observed; and

      WHEREAS, Article Eleven of the Indenture provides that upon the Merger, the successor corporation, into which the Predecessor Company is merged, shall succeed to, and be substituted for, the Predecessor Company and may exercise any right and power of the Predecessor Company under the Indenture with the same effect as if such successor corporation had been named the Predecessor Company therein, and thereafter, the Predecessor Company shall be relieved of all obligations and covenants under the Indenture and the Outstanding Securities thereunder; and

      WHEREAS, on November 7, 2001 (Effective Time), the Predecessor Company will merge into the Successor Company upon such terms as to fully comply with the provisions of Article Eleven of the Indenture; and

      WHEREAS, the Successor Company, pursuant to appropriate resolutions of its Board of Directors, has authorized the execution of this Supplemental Indenture to provide, among other things, for the assumption of the Indenture by the Successor Company in compliance with Article Eleven and as hereinafter set forth; and

      WHEREAS, pursuant to Section 1201 of the Indenture, the Trustee is authorized to enter into one or more supplemental indentures to evidence the succession of another entity to the Predecessor Company and the assumption by any such successor of the covenants of the Predecessor Company contained in the Indenture and the Securities, all as provided in Article Eleven of the Indenture.

                                   ARTICLE I.

            PROVISIONS RELATING TO ARTICLE ELEVEN OF THE INDENTURE


      SECTION 1.1 The Successor Company does as of the Effective Time hereby expressly assume (i) the due and punctual payment of the principal of and premium, if any, and interest on all Outstanding Securities issued under the Indenture according to their tenor and (ii) the due and punctual performance and observance of every covenant and obligation under the Indenture on the part of the Predecessor Company to be performed and observed.

      SECTION 1.2 It is hereby declared that, in accordance with the provisions of Section 1102 of the Indenture, the Successor Company, having expressly assumed (i) the due and punctual payment of the principal premium, if any, and interest on all Outstanding Securities issued under the Indenture according to their tenor and (ii) the due and punctual performance and observance of each covenant and obligation under the Indenture on the part of the Predecessor Company to be performed or observed, shall succeed to, and be substituted for, and may exercise every right and power of the Predecessor Company under the Indenture as of the Effective Time with the same effect as if the Successor Company had been named as the Predecessor Company therein, and the Predecessor Company shall be relieved of all obligations and covenants under the Indenture and the Securities Outstanding thereunder.


                                  ARTICLE II.

                            MISCELLANEOUS PROVISIONS

SECTION 2.1 Subject to the amendments provided for in this Supplemental Indenture, the terms defined in the Indenture, as heretofore supplemented, shall for all purposes of this Supplemental Indenture have the meanings specified in the Indenture, as heretofore supplemented.

SECTION 2.2 The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Successor Company. In general, each and every term and condition contained in Article Nine of the Indenture shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

SECTION 2.3 Whenever in this Supplemental Indenture any one of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Nine and Eleven of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained, by or on behalf of the Successor Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 2.4 Nothing in this Supplemental Indenture expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Securities Outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained, by or on behalf of the Successor Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Securities Outstanding under the Indenture.

SECTION  2.5  This   Supplemental   Indenture   shall  be  executed  in  several
counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 2.6 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first above written.



                                    FIRSTENERGY CORP.


                                    By
                                      ----------------------------




                                    THE BANK OF NEW YORK,
                                    Trustee


                                    By
                                      ----------------------------
                                             Louis P. Young
                                             Vice President